UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2016

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.

(Exact name of registrant as specified in its charter)

000-53913

(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement, Secured Promissory Notes and Warrants

Commencing on June 8, 2016 (the “Initial Closing Date”) and June 9, 2016 (“Second Closing Date”), QuantumSphere, Inc., a Nevada corporation (the “Registrant”), entered into a Securities Purchase Agreement (the “June 2016 Securities Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) pursuant to which the Registrant issued Six Hundred Seventy-Five Thousand Six Hundred and Twenty-Five Dollars ($675,625) of 5% Secured Promissory Notes (the “June 2016 Notes”) with detachable common stock purchase warrants (the “June 2016 Warrants”). The $675,625 of June 2016 Notes consists of (i) Five Hundred Thousand Dollars ($500,000) of cash investments; (ii) on the Second Closing Date, an existing noteholder exchanged an outstanding promissory note and represented by the Note Exchange Agreement attached hereto, in the original principal amount of Seventy-Five Thousand Dollars ($75,000) that was to mature on July 15, 2016, (iii) legal fees of Twelve Thousand Five Hundred Dollars ($12,500) and (iv) original issue discount (“OID”) of $88,125, which equates to 15% of $587,500.

The June 2016 Notes shall bear simple interest at the rate of five percent (5%) per annum and will mature on the four (4) month anniversary of issuance.. The default interest rate on the June 2016 Notes is fifteen percent (15%) per annum. All interest shall accrue and be payable at maturity in the form of cash. The June 2016 Notes are not convertible, unless an event of default occurs thereunder. In the event of a default, the June 2016 Notes, including all original principal, accrued interest and default interest, may be converted into shares of common stock of the Registrant at the following conversion rate: 60% multiplied by the volume-weighted average price (“VWAP”) of the common stock on the OTCQB (or if not reported, as calculated by the holder in good faith) during the thirty (30) consecutive trading day period immediately preceding the trading day that the company receives a notice of conversion from investor.

In connection with the June 2016 Notes, the Investors shall also be issued June 2016 Warrants. The June 2016 Warrants shall consist of one and one-half (1.5) shares of common stock, exercisable at the price per share of the Registrant’s next equity financing, for every one dollar ($1.00) of original principal amount of June 2016 Notes.

Pursuant to the terms of the Security Agreement entered into by and between the Registrant and the Investors (the “Security Agreement”), the June 2016 Notes are secured by all of the assets of the Registrant, including, without limitation, all tangible and intangible assets (collectively, the “Assets”). Pursuant to the terms of the Intercreditor & Collateral Agent Agreement entered into by and between the Registrant and the Investors (the “Intercreditor Agreement”), the Investors received a security interest (the “Security Interest”) in the Assets of the Registrant that is junior, or subordinated, to the senior security interest of Novus Capital Group, LLC, a Delaware limited liability company (“Novus”), the Registrant’s senior secured lender.

The Security Interest in the Assets of the Registrant will be evidenced by the filing of a financing statement on Form UCC-1 with the California Secretary of State and the filing of the IP Security Agreement, attached herewith, with the United States Patent & Trademark Office.

Pursuant to a Pledge Agreement, by and between the Investors and Kevin Maloney and Gregory Hrncir, the June 2016 Notes are secured by a pledge of 100% of the common shares, options and warrants held by Messrs. Maloney and Hrncir, our chief executive officer and chief strategy officer, respectively. The pledge of Messrs. Maloney and Hrncir consists, on a collective basis, of (i) 318,138 shares of common stock, (ii) stock options to purchase an aggregate of 2,290,700 shares of common stock under the Registrant’s 2014 equity incentive plan (2,057,362 shares of which are vested, and 233,338 shares of which are subject to satisfaction of vesting conditions), and (iii) warrants to purchase an aggregate of 1,000,000 shares of common stock (fully vested),

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Pursuant to the terms of the Registration Rights Agreement entered into by and between the Registrant and the Investors (the “Registration Rights Agreement”), the Investors received piggyback registration rights with respect to all equity securities issued in conjunction with (i) the conversion of the June 2016 Notes (not applicable unless an event of default occurs), and (ii) the exercise of the June 2016 Warrants (collectively, the “Registrable Securities”).

The foregoing description of the June 2016 Securities Purchase Agreement, the June 2016 Notes, the June 2016 Warrants, the Pledge Agreement, the Security Agreement, the Registration Rights Agreement and the Intercreditor Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the December 2015 Note Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The form of the December 2015 Notes, the December 2015 Warrants, Security Agreement, Registration Rights Agreements and Intercreditor are included as exhibits to the December 2015 Note Purchase Agreement and attached hereto to Exhibit 10.1.

The foregoing description of the June 2016 Notes and June 2016 Warrants and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to Exhibits 10.1, 10.2, 10.3 and 10.4, each of which are attached hereto and all of which are incorporated herein their entirety by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	June 2016 Securities Purchase Agreement (Form of June 2016 Notes, June 2016 Warrants, Pledge Agreement, Security Agreement, attached as Exhibits A-D)

10.2	Intercreditor & Collateral Agent Agreement

10.3	IP Security Agreement

10.4	Note Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: June 13, 2016	By:	/s/ Kevin D. Maloney
Kevin D. Maloney
	Title:	President and Chief Executive Officer

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